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Exhibit 10.1

THIS DISTRIBUTION AGREEMENT is made the 11th day of October, 2000


BETWEEN:

                        BACCHUS ENTERTAINMENT LTD., a company incorporated in British Columbia under incorporation number 561260 whose registered office is at 233 Abbott Street, Suite 802, Vancouver, BC V6B 2K7, CANADA (the "Company")


AND
                        MEDIATELEVISION.TV, INC., a company incorporated under the laws of the State of Delaware whose registered office is Suite 400, 2711 Centerville Road, Wilmington, DE, 19805, USA (the "Distributor").


IT IS AGREED AS FOLLOWS:

The following definitions apply in this Agreement:

"Agreement"
-----------
this agreement and any and all schedules and exhibits attached to it or incorporated in it by reference

"Airline Rights"
----------------
the right to show or play the Films by any manner or means or make available to passengers on aircraft registered in any country in the Territory

"Basic Cable"
-------------
a group of Cable Television channels selected by or supplied to any subscriber with or without Interactive Services in consideration for a single aggregate subscription or other periodic or other fee which is not allocated or apportioned to any channel

"Basic Satellite"
-----------------
a group of Satellite Television channels selected by or supplied to any Satellite Television Subscriber in consideration for a single aggregate subscription or other periodic or other fee charged by the Satellite Operator which is not allocated or apportioned to any channel and which does not exceed $1 per channel per month

"Cable Operator"
----------------
any person, firm or company licensed pursuant to the laws of any country within the Territory to provide service of Basic Cable

"Cable Television"
------------------
Basic Cable and/or Pay Cable

"Delivery Material"
-------------------
the delivery material in respect of the Films specified in Schedule 1 including without limitation any Publicity Material referred to in such schedule

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"Digital rights"
----------------
the rights to encode the Films and stream them on the Internet or make them available for download via the Internet, or to make the Films available to any person by any electronic delivery service or by any other means of electronic transmission.

"Disk"
------
any CD-ROM, DVD, compact disk, disk cassette or other physical carrier whether digital or mechanical or electrical which contains the Films.

"Disk Rights"
-------------
the right to manufacture, sell and exploit Disks in accordance with the terms of this Agreement.

"Films"
-------
the colour films short particulars of which are contained in Schedule 3

"Gross Receipts"
----------------
all money received from exploitation of the Rights in the Territory during the Term

"Interactive Service"
---------------------
any service provided by a Cable Operator by means of which a Subscriber is capable of conveying to the Cable Operator any images, sounds, data or information other than signals sent for the control of the service

"Non-Theatrical Rights"
-----------------------
the right to show or play the Films and or to authorize others to do so for screening before an audience by institutions or organizations not primarily engaged in the business of exhibiting motion pictures to the public including without limitation educational, social and religious institutions, churches, business, industrial and civic organizations, hospitals, libraries, prisons and convents, marine and military installations

"Pay Cable"
-----------
any service for television other than Basic Cable receivable by any Subscriber for which a premium in excess of $1 per channel per month is payable whether on a pay-per-view, pay-per-channel, pay, subscription, or other periodic or other fee basis

"Publicity Material"
--------------------
the material relating to the Films as set out in Schedule 1

"Rights"
--------
the rights granted the Distributor pursuant to Clause 1

"Satellite Operator"
--------------------
any person, firm or company which provides television program service by mode of satellite

"Satellite Television Rights"
-----------------------------
the right to authorize exploitation of the Films by a Satellite Operator including without limitation by means of so-called `direct broadcast by satellite', `direct to home' and `satellite master antenna television'

"Subscriber"
------------
a private residential home or other residential unit or other dwelling unit the owner or occupier of which has contracted to receive any television channel

"Ship Rights"
-------------
the right to show or play the Films by any manner or means or make available Videograms to passengers on ships registered in any country in the Territory

"Subscription Television"
-------------------------
any Broadcast for which a premium is payable whether on a `pay-per-view', `pay channel' or `pay' subscription or other periodic or other fee basis and includes digital television

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"Subscription Television Rights"
--------------------------------
the right to authorize the exploitation of the Films by means of Subscription Television

"Territory"
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the Universe

"Term"
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two years ending October 15, 2002

"Theatrical Rights"
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the right to show or play the Films in public by any manner or means in any medium to any audience which has paid or is deemed pursuant to any statutory provision now existing or in the future enacted to have paid for admission to the place where any of the Films is to be seen or heard

"Videogram"
-----------
any video cassette, video disc, tape, compact disc, digital video disc or other electronic magnetic or other device whatever, whether existing now or developed in the future which may be derived in whole or in part from the Delivery Material alone or in conjunction with other audio or audio-visual material by means of which visual images with or without sound derived from the Films may be perceived, reproduced or otherwise communicated directly or with the aid of any machine or device.

    1.   GRANT OF RIGHTS

    1.1 In consideration of the undertakings of the Distributor in this Agreement and subject to and conditional on the full and timely performance and observance by the Distributor of its obligation, warranties an undertakings contained in this Agreement, the Company grants to the Distributor on a sole and exclusive basis throughout the Territory during the Term:
    (a)  the Airline Rights;
    (b)  the Non-Theatrical Rights;
    (c)  the Ship Rights;
    (d)  the following Television Rights:
              i.   the Cable Television Rights;
              ii.  the Free Television Rights;
              iii. the Satellite Television Rights;
              iv.  the Subscription Television Rights;
    (e)  the Theatrical Rights;
    (f)  the Video Distribution Rights;
    (g)  the Digital Rights; and
    (h)  the Disc Rights.

    1.2 The Distributor shall have the non-exclusive right to use for the purposes of publicity in connection only with the Films the name biography and likeness of person connected with the Films for the purpose of exploiting the Rights in the Territory but not for the purpose of any merchandising or product endorsement or tie-ins or other activities independent of the exploitation by the Distributor of its rights in connection with the Films.

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    1.3  All rights whether now existing or in the future invented which are not specifically granted to the Distributor by this Agreement are expressly reserved to the Company, its successors and assigns and sub-licenses for its and their own unrestricted use and benefit including expressly without limitation all merchandising rights, novelisation rights, sound track recording rights, music publishing rights, publishing rights and any other rights of whatever nature in or to any underlying rights or elements contained in the Films.

    2.   REMUNERATION

    2.1 The Distributor undertakes to pay the Company the Minimum Guarantee of US$10,000, payable with 1,000,000 common shares of Mediatelevision.tv, Inc. at a value of US$0.01 each.

    2.2 The amount of the Minimum Guarantee which the Distributor is entitled to recoup from each medium of exploitation of each Film in each territory is listed in Schedule 5.

    2.3 All Distribution Expenses incurred by the Distributor in connection with the exploitation of the Rights pursuant to this Agreement shall be borne by the Distributor from the portion of Gross Receipts which the Distributor shall be entitled to retain.

    3.   APPLICATION OF GROSS RECEIPTS

    3.1 100% of the Gross receipts derived from the exploitation of the Theatrical Rights and Non-Theatrical Rights in the Territory during the Term in respect of the Film shall be retained by the Distributor until such sums equal the amount of the Minimum Guarantee apportioned to the Theatrical Rights and the Non-Theatrical Rights in such Films in the Territory and after the Distributor shall have recouped such sums.

    3.2 All Gross Receipts derived from each Film in the Territory during the Term, otherwise than pursuant to clause 3.1 shall be paid as to 50% to the Company and 50% to the Distributor.

    3.3 The percentage of Gross Receipts which the Distributor is entitled to retain pursuant to this Clause shall be inclusive of all distribution fees and expenses payable to any sub-distribution licensees, sub-licensees assigns or companies or persons connected to, associated with, or employed by the Distributor.

    3.4 The amount of any reimbursable expenses permitted deductions, refunds, rebates, offsets or other reductions of film rentals in respect of each Film payable by the Distributor or its sub-distributor or licensee as between any exhibitor and the Distributor or its sub-distributor or licensee shall be borne solely out of the Distributor's percentage of Gross Receipts of such Film unless such amount shall have received the prior approval of the Company in writing.

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    4.   PAYMENT

    4.1 All sums (other than the Minimum Guarantee which shall be payable in accordance with the provision of Clause 2) shall be paid by the due date to the Company in the form of certified check or money order.

    4.2 The United States Dollars shall be the currency of account of this Agreement and where any sums are received in any other currency such sums shall be converted at the mid-market rate of exchange prevailing at the Bank of America in New York on the date payment is due.

    5.   DISTRIBUTION

    5.1 The Distributor undertakes to enter into licence agreements for the Rights in each Film in the Territory as soon as reasonably possible.

    5.2 The Distributor undertakes to exploit the Rights to the Films in every possible manner and undertakes not to discriminate against any of the Films.

    5.3 The Distributor shall consult with the Company throughout the Term in connection with all material aspects relating to the exploitation of the Rights in the Territory including without limitation advertising budgets, release dates, places of exhibition, and marketing strategy for the Films and shall give consideration in good faith to the view of the Company.

    5.4 The Distributor undertakes to market the Films throughout the Territory so as to maximize Gross Receipts from the exploitation of the Rights and undertakes to spend no less than $5,000 in advertising and marketing expenditure for the Films.

    5.5 All advertising and publicity material which the Distributor wishes to use in connection with the publicity for the Films (other than material supplied by the Company) shall be subject to the prior written approval of the Company in all respects and all rights of copyright and all other rights in and to any such advertising or publicity material created by the Distributor shall vest in the Company AB INITIO and at the end of the Term the Distributor shall return to the Company all original and duplicate copies of such material in the possession of the Distributor.

    5.6 The Distributor shall take all necessary steps at the cost and the expense of the Distributor including where necessary and possible the registration of copyright in the Films in the name of the Company and such other steps as may be advisable or necessary in order to protect the copyrights and other rights relating to the Films throughout the Territory during the Term.

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    6.   DELIVERY

    6.1 The Company undertakes to deliver to the Distributor the Delivery Materials together with a schedule of contractual screen and advertising credits in respect of each Film.

    7.   CREDITS AND NOTICES

    7.1 The Distributor undertakes to follow strictly the schedule of credits provided by the Company in connection with advertising and publicity material relating to the Films and undertakes that all advertising material made or created or used by the Distributor in connection with the Films shall correspond in all respects to the schedule of credits provided by the Company. The Distributor shall procure that the credits contained in the end titles of each of the Films are not shortened or altered in any way and are shown on each exploitation of each of the Films in the Territory during the Term.

    7.2 The Distributor shall have the right to insert before the main and after the end titles of each of the Films the audio-visual logo of the Distributor and shall also have the right to insert the visual logo and the words "distributed by Mediatelevision.tv" or "Brought to you by Mediatelevision.tv" in any advertising in connection with the Films.

    8.   RECORDS

    8.1 The Distributor undertakes at all times throughout the Term and for the period of 6 years after expiry of the Term to maintain full and accurate books and records for the account relating to the exploitation of the Rights of the Films in the Territory.

    9.   STATEMENTS AND AUDITS

    9.1 The Distributor undertakes to provide the Company with annual reports of Gross Receipts derived from exploitation of the Theatrical Rights and the Non-Theatrical Rights in each Film during the Term. Such statements shall itemize all information available to the Distributor including terms of exhibition agreements and expenses.

    9.2 Each statement referred to in Clause 9.1 shall be delivered to the Company within 30 days from the end of the period to which it relates accompanied by payment in full made to the Company in accordance with Clause 4.1.

    10.  TITLE

    10.1 Title in and to all Delivery Material and Publicity Material shall at all times remain in the Company and the Distributor shall not acquire any right, title or interest in or to the goodwill relating to the Films, their characters or their names or the name of the Company or any trade names or trade marks of the Company.

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    11.  DETERMINATION

    11.1 It shall constitute the repudiation by the Distributor of its obligations under this Agreement and the Company shall be entitled to accept such repudiation determining the Distributor's rights under this Agreement by written notice if:
              (a) the Distributor fails to pay any amount due under this Agreement in full within 5 business days of its due date and such failure is not remedied within 3 days of receipt of written notice;
              (b) the Distributor is in breach of any material term of this Agreement which is incapable of remedy or if capable is not remedied within 7 days of the Distributor receiving notice of such breach from the Company;
              (c) any of the Distributor's representations shall prove to have been incorrect when made or become materially incorrect and the Company's rights and entitlements under this Agreement are materially and adversely affected;
              (d)  the Distributor is declared or becomes insolvent; or
              (e) the Distributor shall abandon or announce that it intends to abandon the business of distributing films.

    12.  EFFECT OF DETERMINATION

    12.1 Upon determination under Clause 11 of the Distributor's rights under this Agreement:

              (a) the Company may without notice retake possession of all Delivery Material and Publicity Materials;

              (b) without prejudice to any right to damages of the Company, the Distributor will immediately pay to the Company all sums owing or accruing due to the Company under this Agreement; and

              (c) the Distributor shall assign to the Company all its right, title and interest in the Films (including the right to receive any money payable pursuant to licensing of the Films).

    13.  ASSIGNMENT

    13.1 The Rights granted in this Agreement may be distributed by the Distributor to its licensees, assignees, subsidiaries and associated companies, without requiring the consent of the Company.

    14.  OPTION

    14.1 The Company grants the Distributor the option to purchase all of the interest and copyright in Daxula including expressly without limitation all merchandising rights, novelisation rights, sound track recording rights, music publishing rights, publishing rights and any other rights of whatever nature in or to any underlying rights or elements contained in the Films. (the "Option").

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    14.2 The Option is available for exercise by the Distributor any time prior to January 5, 2003.

    14.3 The Option may be exercised by issuing to the Company 2,000,000 shares of Mediatelevision.tv, Inc. or a number of shares equal to 10% of the issued and outstanding shares of the Distributor, whichever is more.

    14.4 Upon receiving written notice and confirmation that the Option has been exercised in accordance with this Agreement, the Company shall sign whatever documents are necessary to fully transfer the copyright in and to Daxula, its underlying characters and plots.

    15.  MISCELLANEOUS

    15.1 If any provision of this Agreement shall be prohibited by or adjudged by a court or tribunal to be unlawful, void, or unenforceable, such provision shall to the extent required be severed from this Agreement and rendered ineffective as far as possible without modifying the remaining provisions of this Agreement and shall not in any way affect the validity of this Agreement.


    15.2 This Agreement contains the full and complete understanding between the parties and supersedes all prior arrangements and understandings wither written or oral and may not be varied except by an instrument in writing signed by all of the parties to this Agreement.

    15.3 No failure or delay on the part of any parties to this Agreement relating to the exercise of any right, power, privilege provided under this Agreement operate as a waiver of such right, power, privilege, or remedy or as a waiver of or partial exercise of such or any other right, power, privilege or remedy provided in this Agreement.

AS WITNESS the hands of the authorized representatives of the parties the 11th day of October, 2000.

BACCHUS ENTERTAINMENT LTD. per

/s/ Penny Green
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Penny Green
President

MEDIATELEVISION.TV, INC. per

                                                  /s/ Ryan Tunnicliffe
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                                                  Ryan Tunnicliffe
                                                  Executive Director

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                                   SCHEDULE 1

                                Delivery Material
                        1. digital video tapes of the Films in their entirety

                               Publicity Material
                        2. digital video tapes of rough footage


                                   SCHEDULE 2

                              Distribution Expenses

                        Website          To $50,000
                        CD-Rom           To $50,000

                                   SCHEDULE 3

                  Films
                        1.
                        Title:   Daxula - episode 1, the Fool
                        Time:  5 minutes, 30 seconds
                        Language:  English
                        Format:  Digital Video
                        Director:  Penny Green
                        Producer:  Penny Green
                        Writers:   Cat Richardson and Gina Gaudet
                        Stars:     Maritama Coulson, Sharon Taylor, Tony Buckler

                        2.
                        Title:   Daxula - episode 2, the five of pentacles
                        Time:  5 minutes, 30 seconds
                        Language:  English
                        Format:  Digital Video
                        Director:  Penny Green
                        Producer:  Penny Green
                        Writers:   Cat Richardson and Gina Gaudet
                        Stars:     Maritama Coulson, Sharon Taylor, Tony Buckler

                                   SCHEDULE 4

                         RECOUPMENT OF MINIMUM GUARANTEE

                        Daxula, Episode 1         US$5,000
                        Daxula, Episode 2         US$5,000